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                                                                  Exhibit 10.22

                         [COMPLETEL EUROPE LETTERHEAD]



                                   GUARANTEE



FROM: COMPLETEL EUROPE N.V., a company whose registered office is at Drentestaat 24, 1083 HK Amsterdam, the Netherlands, with an authorized number of shares of 766,665,300 with a nominal value of Euros 0.1 per share, of which 153,333,060 shares are issued and outstanding (hereinafter referred to as the "Guarantor")

TO: PARIBAS, 3 rue d'Antin, 75002 Paris (hereinafter referred to as the "Beneficiary")

1. We refer to the credit facilities (hereinafter collectively referred to as the "Facilities"):
- in the amount of 567,000 Euros granted by the Beneficiary to Mr. Jerome de Vitry pursuant to a credit agreement dated March 28., 2000,
- in the amount of 567,000 Euros granted by Beneficiary to Mr and Mrs Jorg Rieder pursuant to a credit agreement dated March 27., 2000,
- in the amount of 309,000 Euros granted by the Beneficiary to Mr. Martin Rushe pursuant to a credit agreement dated March 28., 2000,
- in the amount of 103,000 granted by Beneficiary to Mrs. Anna Lascar pursuant to a credit agreement dated March 28., 2000,
- in the amount of 103,000 Euros granted by the Beneficiary to Mrs. Catherine Blanchet pursuant to a credit agreement dated March 27., 2000,
- in the amount of 154,000 Euros granted by the Beneficiary to Mr. and Mrs. John Broach pursuant to a credit agreement dated March 27., 2000,
- in the amount of 154,000 Euros granted by the Beneficiary to Mr. and Mrs. Larry Beagley pursuant to a credit agreement dated March 27., 2000.

The borrowers under the above mentioned credit agreements (collectively the "Credit Agreements" and individually a "Credit Agreement") are hereinafter referred to as the "Borrowers" (individually a "Borrower").

We acknowledge to be fully aware of the Facilities the purpose of which is to finance the acquisition of Completel shares by the Borrowers, and to approve all the terms and conditions of the Credit Agreements.

2. Upon the Borrowers' requests, we hereby irrevocably undertake to pay to the Beneficiary any sum or sums not exceeding an aggregate amount of 2,060,000 Euros upon receipt by us of the Beneficiary's first demand in writing and its written statements stating:

i)    that a Borrower is in breach of its obligations under a Credit Agreement;
      and

ii)   the respect in which such Borrower is in breach.
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3.  Any request for payment has to be sent to us by telex, facsimile or registered mail at the address listed above, attention: Managing Director, Tel:
(31) 20.540.5824, Fax: (31) 20.644.7011 with a copy to : David Lacey and Anna
Lascar, CompleTel SAS, 9-11 allee de l'Arche, 92671 Courbevoie cedex, - Tel :
(33) 1.72.92.20.00 - Fax : (33) 1.72.92.26.13

4. This guarantee shall expire on December 29., 2001 and thereafter no payment request shall be validly made.

5. All amounts to be paid by us pursuant to this guarantee shall be paid without set-off and net of any taxes, duties or other charges or any nature whatsoever.

6.  We hereby declare:
       - that we are a duly registered company in the Netherlands, with full and complete capacity to sign the present guarantee in favour of the Beneficiary;

       - that the present guarantee is delivered pursuant to a power of attorney from the Management Board of CompleTel Europe N.V. dated March 13, 2000 given to Anna Lascar, a copy of which is attached hereto,

       - to have obtained all authorizations required for the validity and the effectiveness of the present guarantee; and that its signature is not contrary to any legal, regulatory or statutory provisions which are binding upon us.

7. The present guarantee shall enure to the benefit of the Beneficiary and its successors and assigns, and the obligations of the Guarantor hereunder shall be binding on it and its successors in title notwithstanding any change in the constitution or status of it or any of its successors in title.
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8.  This guarantee is subject to the Uniform Rules for Demand Guarantees, I.C.C.
Publication n(degree)458. Any matter not settled by these rules shall be governed by French law. Any dispute arising out of the validity, interpretation or execution of this guarantee will be submitted to the jurisdiction of the courts within the competence of the Court of Appeals of Paris. However, this power of jurisdiction is stipulated in the sole favour of the Beneficiary that is entitled to sue us before any other court that it may elect.



Made on March 30., 2000



/s/ Anna Lascar

COMPLETEL EUROPE N.V.
Represented by Anna Lascar
Title:   Vice President Legal Affairs